UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 13, 2006

The Shaw Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Louisiana	1-12227	72-1106167
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4171 Essen Lane, Baton Rouge, Louisiana		70809
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	225-932-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective as of March 13, 2006, The Shaw Group Inc. (the "Company") entered into an Employment Agreement with David P. Barry, the new President of the Shaw Stone & Webster Nuclear Services Division of the Company (the "Agreement"). The Agreement is filed herewith as Exhibit 10.1to this Current Report on Form 8-K, and is incorporated herein by reference.

The term and conditions contained in the Agreement that are material to the Company are as follows: (1) Mr. Barry will serve as the President of the Shaw Stone & Webster Nuclear Services Division of the Company, with such duties and responsibilities as assigned to him by the Company’s Board of Directors; provided that such duties are consistent with the customary duties of such position; (2) the Agreement has a two year term that automatically renews each day for two additional years so that on any given day, the remaining term of such Agreement is two years; provided, that notwithstanding the foregoing, the Company or Mr. Barry may at any time give notice that the Agreement will not be further renewed from and after a subsequent date specified in the notice, in which event the term of the Agreement shall become fixed and the Agreement shall terminate on the second anniversary of the fixed term date; (3) Mr. Barry’s annual base compensation will be $420,000 as of the date of the Agreement, which may be increased by the Board of Directors but may not be decreased without Mr. Barry’s consent; (4) Mr. Barry will participate in the Company’s bonus plan, with a minimum annual bonus of 25% of base compensation, with a potential bonus of 200% of his base compensation; Mr. Barry’s initial target bonus has been set at 70% of base compensation; (5) Mr. Barry will receive a signing bonus of $1,000,000, provided that, if, prior to the completion of 60 months of employment with the Company, he voluntarily terminates his employment or he is terminated by the Company for Misconduct (as defined in the Agreement), Mr. Barry will be required to repay a pro-rata portion of the bonus; (6) Mr. Barry will receive additional benefits including participation in the various employee benefit plans including the Company’s discretionary long term incentive plan and the Company’s flexible perquisites plan for executives, and programs that are made available to employees; (7) effective upon commencement of employment, Mr. Barry will receive (a) 35,000 stock options, the exercise price of which will be the closing price of a share of the Company’s common stock on the first day of employment and which will vest in four equal annual installments of 25% each, and (b) 15,000 restricted shares of common stock which will vest in three equal annual installments of 33% each; (8) in the event Mr. Barry resigns for Good Reason (as defined in the Agreement) or the Company terminates his employment for any reason other than Misconduct or Disability (each as defined in the Agreement): (a) Mr. Barry will be entitled to receive from the Company (i) a lump sum cash payment in an amount equal to the product of his base compensation in effect immediately prior to his termination multiplied by the remaining term, and (ii) a lump sum cash payment equal to the product of his highest bonus paid during the most recent two years immediately prior to the date of termination multiplied by the remaining term; (b) the Company will be obligated to provide to Mr. Barry and his dependents for the remaining term disability, accident and group health insurance benefits substantially similar to those which he was receiving immediately prior to termination; (c) all stock options, restricted stock and similar awards previously made to Mr. Barry shall be considered as immediately and totally vested; (d) Mr. Barry will be entitled to retain all of the signing bonus; and (e) in the event any payments or benefits received or to be received by Mr. Barry in connection with his termination of employment would constitute an "Excess Parachute Payment" (as defined in Section 280G of the Internal Revenue Code), the Company will be required to fully "gross-up" such payment so that Mr. Barry is in the same "net" after-tax position he would have been if such payment and gross-up payments had not constituted Excess Parachute Payments; (9) in the event Mr. Barry resigns for Good Reason (as defined in the Agreement), Mr. Barry dies or becomes disabled, or the Company terminates his employment for any reason other than Misconduct (as defined in the Agreement), all stock options, restricted stock and similar awards previously made to Mr. Barry shall be considered as immediately and totally vested; and (10) during and for a period of six months after the term of his employment, to the extent allowed by applicable law, Mr. Barry will not disclose any of the Company’s confidential, proprietary or non-public information and will not compete with the Company or solicit the Company’s customers or distributors.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On March 13, 2006, The Shaw Group Inc. (the "Company") appointed David P. Barry to the position of President of the Shaw Stone & Webster Nuclear Services Division of the Company. Richard F. Gill, the Company’s Executive Vice President and Chairman of the Executive Committee had been serving as the Acting President of the Shaw Stone & Webster Nuclear Services Division, and will continue as a principal executive officer of the Company in his position as the Company’s Executive Vice President and Chairman of the Executive Committee.

Immediately prior to joining the Company, Mr. Barry was employed by Bechtel in a number of positions since December 1999, including operations manager for Bechtel’s offices in Frederick, Maryland office, Baghdad, Iraq and London, England and business development manager for fossil power projects. Prior to his employment with Bechtel and since July 1974, Mr. Barry was employed by Stone and Webster, Incorporated in a number of positions including vice president, director of projects; president, director of middle east region; manager of power business proposal development group; project director; director of consolidated engineering contracts/project manager; project engineer/construction manager; senior resident engineer/resident engineer; construction engineer; and construction supervisor/project controls engineer.

In connection with the Company’s appointment of Mr. Barry to the position of President of the Shaw Stone & Webster Nuclear Services Division, the Company entered into an employment agreement with Mr. Barry as described above and filed herewith as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is filed as an Exhibit to this Current Report on Form 8-K.

10.1 Employment Agreement by and between The Shaw Group Inc. and David P. Barry entered into and effective as of March 13, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Shaw Group Inc.

March 13, 2006	By:	Gary P. Graphia

Name: Gary P. Graphia
Title: Secretary and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement by and between The Shaw Group Inc. and David P. Barry entered into and effective as of March 13, 2006.